UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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WM Technology, Inc.

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WM Technology, Inc.

Supplement to the Proxy Statement for the Annual Meeting of Stockholders

To be Held on Tuesday, June 24, 2025
at 10:00 a.m. Pacific Time

WM Technology, Inc.
41 Discovery
Irvine, California 92618

Unless the context otherwise requires, references in this proxy statement supplement (this “Supplement”) to the “Company,” “we,” “us,” or “our,” refer to WM Technology, Inc., a Delaware corporation.

The following information supplements and amends the definitive proxy statement on Schedule 14A (the “Proxy Statement”) that was filed by WM Technology, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 29, 2025 and furnished to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for the Company’s annual meeting of stockholders (the “Annual Meeting”) and any adjournments or postponements. All capitalized terms not otherwise defined herein shall have the respective meanings as set forth in the Proxy Statement.

Except for the updated information regarding the change in our independent registered public accounting firm disclosed herein, this Supplement does not modify or supplement the Proxy Statement in any manner. This Supplement should be read in conjunction with the Proxy Statement and the annual report to stockholders as each contains information that is important to your decisions in voting at the Annual Meeting. Additional information is contained in the Proxy Statement that was previously made available to our stockholders.

As disclosed in the Proxy Statement, the Audit Committee of the Board (the “Audit Committee”) approved the engagement of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. On June 3, 2025, the Company was notified that Moss Adams LLP merged with Baker Tilly US, LLP effective on June 3, 2025. In light of the change in the Company’s auditor resulting from this merger, the disclosure under “Proposal No. 3 Ratification of Selection of Independent Registered Public Accounting Firm” is hereby supplemented as follows:

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As disclosed by the Company on a Current Report on Form 8-K, filed with the SEC on June 9, 2025 (the “Form 8-K”), on June 3, 2025, WM Technology, Inc., (the “Company”) was notified that Moss Adams LLP (“Moss Adams”), the Company's independent registered public accounting firm, merged with Baker Tilly US, LLP effective on June 3, 2025 (the “Merger”). The combined audit practices operate as Baker Tilly US, LLP (“Baker Tilly”). In connection with the notification of the Merger, Moss Adams has resigned as the auditors of the Company, and the Audit Committee of the Board approved the appointment of Baker Tilly, as the successor to Moss Adams, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

A representative of Baker Tilly is expected to attend the Annual Meeting via live webcast, to have an opportunity to make a statement if desired, and to be available to respond to appropriate questions from stockholders.

The audit reports of Moss Adams on the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023, and for the years then ended, and internal control over financial reporting as of December 31, 2024, contained an unqualified opinion on the consolidated financial statements and an adverse opinion on the effectiveness of internal control over financial reporting due to material weaknesses.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through the date of the Form 8-K, there were no (i) “disagreements,” within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements, or (ii) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except that (i) as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company reported that its internal control over financial reporting was not effective as of December 31, 2023 due to material weaknesses in its internal controls and (ii) as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company reported that its internal control over financial reporting was not effective as of December 31, 2024 due to material weaknesses in its internal controls.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through the date of the Form 8-K, neither the Company, nor anyone on its behalf, consulted with Baker Tilly regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a “disagreement,” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a “reportable event,” within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

Moss Adams did not seek the Company’s consent to its decision to resign as the Company’s independent registered public accounting firm. As a result, the Board or Audit Committee did not recommend or approve such decision.

The Company has provided Moss Adams with a copy of the Form 8-K prior to its filing with the SEC and requested that Moss Adams furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of Moss Adams’ letter to the SEC, dated June 3, 2025, is filed as Exhibit 16.1 to the Form 8-K.

The Board recommends a vote “For” Proposal No. 3 to ratify the appointment of Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

In addition, all other references to the ratification of the appointment of Moss Adams as the Company’s independent registered public accounting firm in the Proxy Statement are updated to refer to the ratification of the appointment of Baker Tilly as the Company’s independent registered public accounting firm.

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VOTING MATTERS

Before making any voting decision, you are urged to read this Supplement, the Proxy Statement and all related proxy materials carefully. Copies of this Supplement, the Proxy Statement and the annual report to stockholders are available at www.proxyvote.com.

The form of proxy card included in the Proxy Statement remains valid, notwithstanding the Merger. Proxies already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote by submitting a new proxy card or voting instructions, and your shares will be voted as specified therein. If you have not yet returned your proxy card or submitted your voting instructions, please complete and return the proxy card or submit voting instructions. With respect to Proposal No. 3 to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, the Company will consider an affirmative vote “For” Proposal No. 3 as a vote “For” ratification of Baker Tilly as the successor accounting firm following the merger and a vote “Against” Proposal No. 3 as a vote “Against” ratification of Baker Tilly as the successor accounting firm following the merger. Abstentions are considered shares present and entitled to vote on Proposal No. 3, and thus, will have the same effect as a vote “Against” the proposal.

If you have already submitted a proxy and do not wish to change your vote, no further action is required. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote as described under “Can I change my vote after submitting my proxy?” on page 7 of the Proxy Statement.

The date of this Supplement is June 13, 2025.